Execution Version

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of August 29, 2025, by and among Vroom, Inc., a Delaware corporation (the “Company”), and the investors listed on Schedule I hereto (each an “Investor” and collectively, the “Investors”).

WHEREAS, the Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act;

WHEREAS, the Company has authorized the issuance of a new series of 5.000% Convertible Senior Notes due 2030 of the Company (the “Notes”), in the form attached hereto as Exhibit A (the “Note”);

WHEREAS, which Notes shall be convertible into the Company’s common stock, par value $0.001 (the “Common Stock”) (the shares of Common Stock issuable pursuant to the terms of the Notes, including, without limitation, upon conversion or otherwise, collectively, the “Conversion Shares”), in accordance with the terms of the Notes; and

WHEREAS, each Investor wishes to acquire, and the Company wishes to sell and deliver to each Investor, the original principal amount of the Notes set forth opposite the Investor’s name on Schedule I hereto under the heading “Original Principal Amount of Notes Purchased” for a purchase price equal to 100.00% of the original principal amount of the Notes (the “Purchase Price”), on the terms and subject to the conditions contained in this Agreement, in a transaction exempt from registration under the Securities Act (as defined below);

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the Company and the Investors agree as follows:

1.
Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediates, controls, is controlled by or is under common control with such Person.

“Aggregate Purchase Price” has the meaning set forth in Section 2.2.

“Agreement” has the meaning set forth in the recitals.

“Amended and Restated Bylaws” means the Amended and Restated Bylaws of the Company, as currently in effect.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

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“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the recitals.

“Disclosure Documents” has the meaning set forth in Section 5.3(a).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Financial Statements” has the meaning set forth in Section 3.1.

“Fundamental Representations” means the representations and warranties made by the Company in Sections 3.1, 3.3, 3.4, 3.5, 3.6, 3.7, 3.9, and 3.15.

“GAAP” has the meaning set forth in Section 3.17.

“Indemnified Persons” has the meaning set forth in Section 5.5(a).

“Investor” and “Investors” have the meanings set forth in the recitals.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Material Adverse Effect” has the meaning set forth in Section 3.1.

“Nasdaq” means the Nasdaq Stock Market LLC.

“National Exchange” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question, together with any successor thereto: the NYSE American, The New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market and the Nasdaq Capital Market.

“Notes” has the meaning set forth in the recitals.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Purchase Price” has the meaning set forth in the recitals.

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“Restated Certificate of Incorporation” means the Restated Certificate of Incorporation of the Company, as amended, as currently in effect.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” means (a) the Company’s most recently filed Annual Report on Form 10-K and (b) all Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed or furnished (as applicable) by the Company following the end of the most recent fiscal year for which an Annual Report on Form 10-K has been filed and prior to the execution of this Agreement, together in each case with any documents incorporated by reference therein and exhibits thereto.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

2.
Purchase of Notes.
2.1
Purchase. Upon the terms and subject to the conditions set forth herein, at the Closing (as defined below), the Company agrees to sell, with full title guarantee and free and clear of any encumbrances, and each Investor agrees to purchase the Notes at the Purchase Price.
2.2
Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 6 of this Agreement, the closing of the purchase of the Notes (the “Closing” and the date on which the Closing occurs, the “Closing Date”) shall occur remotely via the exchange of documents and signatures at such time as agreed to by the Company and the Investors. Prior to 11:00 a.m. (Eastern time) on the Closing Date, each Investor shall deliver to the Company the amount set forth opposite the Investor’s name on the Schedule I attached hereto under the column headed “Aggregate Purchase Price for Notes” (the “Aggregate Purchase Price”) by wire transfer of immediately available funds in accordance with wire instructions provided in writing by the Company to the Investor at least one (1) Business Day prior to the Closing Date against delivery by the Company to the Investor of the Notes (with such delivery to occur promptly following receipt of the Aggregate Purchase Price) in book entry form at the Company’s transfer agent.
3.
Representations and Warranties of the Company. Except as set forth in the SEC Reports (other than as to the Fundamental Representations, which are not so qualified), the Company hereby represents and warrants to the Investor that the statements contained in this Section 3 are true and correct as of the date of this Agreement and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date).
3.1
Material Adverse Change. Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included in the SEC Reports (the “Financial Statements”), (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or

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agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case, otherwise than as set forth or contemplated in the SEC Reports; and, since the respective dates as of which information is given in the SEC Reports, there has not been (x) any change in the capital stock (other than as a result of (i) the grant, vesting, exercise or settlement (including any “net” or “cashless” exercises or settlements), if any, of stock options or restricted stock units or the award, if any, of stock options, restricted stock units or other equity incentives, in each case (I) in the ordinary course of business, (II) pursuant to the Company’s equity plans that are described in the SEC Reports and (III) in accordance with the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of Nasdaq (as defined below) and any other exchange on which Company securities are traded, (ii) the repurchase of shares of capital stock pursuant to agreements providing for an option to repurchase or a right of first refusal on behalf of the Company pursuant to the Company’s repurchase rights or (iii) the issuance, if any, of stock upon conversion or exercise of Company securities (including any outstanding warrants as described in the SEC Report), (y) the issuance, if any, of long-term debt of the Company or any of its subsidiaries, taken as a whole, or (z) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect in or affecting (i) the business, properties, management, consolidated financial position, consolidated stockholders’ equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement.

3.2
Organization. The Company has been (i) duly incorporated and is validly existing as a corporation and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the SEC Reports, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act) of the Company (each a “significant subsidiary”) has been duly incorporated or organized and is validly existing as a corporation or other business organization in good standing under the laws of its jurisdiction of incorporation, formation or organization, as applicable, to the extent the concept of “good standing” is applicable under the laws of such jurisdiction, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
3.3
Capitalization. The Company has an authorized capitalization as set forth in the SEC Reports and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the SEC Reports; and all of the outstanding equity interests of each subsidiary of the Company are validly issued limited liability company interests, and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are

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owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the SEC Reports.
3.4
Authorization of Conversion Shares. The unissued Conversion Shares to be issued and sold by the Company hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Common Stock contained in the SEC Reports; and the issuance of the Conversion Shares (A) is not subject to any preemptive or similar rights, in each case other than rights which have been waived in writing and (B) does not give rise to any rights, other than those which have been duly waived in writing or satisfied, for or relating to the registration of any securities of the Company.
3.5
No Conflicts. The sale of the Notes and the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (A) and (C) above, for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement;
3.6
No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
3.7
No Change to Internal Controls. Since the date of the latest audited Financial Statements included in the SEC Reports, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;
3.8
Authorization. This Agreement and the Notes have been duly authorized, executed and delivered by the Company, and, assuming this Agreement constitutes the legal and binding agreement of each Investor, this Agreement constitutes, and upon execution and delivery

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thereof the Notes will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and/or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
3.9
Financial Statements. The Financial Statements included in the SEC Reports, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the consolidated statement of operations, consolidated stockholders’ equity and consolidated cash flows of the Company and its subsidiaries for the periods specified; said Financial Statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. All disclosures contained in the SEC Reports regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable.
3.10
No Solicitation; No Integration. The Company represents and warrants that neither the Company nor any of its subsidiaries, nor any Person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Notes, (ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Notes under the Securities Act or (iii) has issued any securities which would be integrated with the sale of the Notes for purposes of the Securities Act, nor will the Company or any of its subsidiaries take any action or steps that would require registration of the Notes under the Securities Act or cause the offering of the Notes to be integrated with other offerings. The offer and sale of the Notes pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.
4.
Representations and Warranties of The Investors. Each Investor represents and warrants to the Company that the statements contained in this Section 4 are true and correct as of the date of this Agreement and the Closing Date:
4.1
Authorization. Each Investor has all requisite power and authority to enter into this Agreement to which he will be a party and to carry out and perform his obligations hereunder and thereunder. The execution, delivery and performance by such Investor of this Agreement to which such Investor is a party has been duly authorized and each has been duly executed. Assuming this Agreement constitutes the legal and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its respective terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and/or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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4.2
No Conflicts. The execution, delivery and performance of this Agreement by each Investor, the purchase of the Notes in accordance with their terms and the consummation by such Investor of the other transactions contemplated hereby will not conflict with or result in any violation of, breach or default by such Investor (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of such Investor, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable or (ii) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to such Investor or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of such Investor to perform its obligations under this Agreement.
4.3
Residency. Each Investor’s residence or place of business is located at the address immediately below the Investor’s name on Schedule I hereto, except as otherwise communicated by the Investor to the Company.
4.4
Brokers and Finders. Each Investor represents that he has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.
4.5
Investment Representations and Warranties. Each Investor hereby represents and warrants that, he, as an individual, is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the Securities Act and has such knowledge and experience in financial and business matters as to be able to protect its own interests in connection with an investment in the Notes. Each Investor further represents and warrants that he is capable of evaluating the merits and risk of such investment. Each Investor understands and agrees that the offering and sale of the Notes and the Conversion Shares underlying the Notes has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein.
4.6
Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks. Each Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Notes and has knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described in this Agreement and contemplated hereby, and the Investor has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Investor has considered necessary to make an informed investment decision. Each Investor acknowledges that the Investor (i) is a sophisticated investor, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating his participation in the purchase of the Notes. Each Investor acknowledges that the Investor is aware that there are substantial risks incident to the purchase and ownership of the Notes, including those set forth in

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the Company’s filings with the SEC. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Notes and determined that the Notes are a suitable investment for the Investor. Each Investor is, at this time and in the foreseeable future, able to afford the loss of the Investor’s entire investment in the Notes and the Investor acknowledges specifically that a possibility of total loss exists.
4.7
Independent Investment Decision. The Investors understand that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investors in connection with the purchase of the Notes constitutes legal, tax or investment advice. The Investors have consulted such legal, tax and investment advisors as it, in such Investor’s sole discretion, has deemed necessary or appropriate in connection with its purchase of the Notes.
4.8
No Trading Market for the Notes. Each Investor acknowledges that there is no established trading market for the Notes, and there is no assurance that such market will ever develop.
5.
Covenants.
5.1
Confidentiality. Each Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the Form 8-K filed by the Company announcing the transaction, such Investor will maintain the confidentiality of the existence and terms of this transaction and the information provided in connection therewith; provided, however, that any disclosure may be made by the Investor to such Investor’s representatives or agents, including, but not limited to, the Investor’s legal, tax and investment advisors.
5.2
Nasdaq Matters. Prior to the Closing Date, the Company shall comply in all material respects with all listing, reporting, filing, and other obligations under the rules of Nasdaq. After the Closing Date, the Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on Nasdaq and, in accordance therewith, will use commercially reasonable efforts to comply in all material respects with all listing, reporting, filing, and other obligations under the rules of Nasdaq.
5.3
Disclosure of Transactions.
(a)
The Company shall, by 5:30 p.m., New York City time, on the fourth (4th) Business Day immediately following the date of this Agreement, file with the SEC a Current Report on Form 8-K (including all exhibits thereto, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and attaching this Agreement (or forms thereof) as exhibits to such Disclosure Document. Notwithstanding anything in this Agreement to the contrary, the Company shall not publicly disclose the name of any Investor or any of its affiliates or advisers, or include the name of the Investor or any of his affiliates or advisers in any press release or filing with the SEC or any regulatory agency, without the prior written consent of the Investor, except (i) as required by the federal securities law in connection with the filing of final this Agreement with the SEC or pursuant to other routine proceedings of regulatory authorities, or (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of the Nasdaq Capital Market.

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5.4
Securities Act Compliance. The Investors shall not transfer, sell, offer for sale, pledge or hypothecate the Notes in violation of applicable securities laws.
5.5
Indemnification.
(a)
The Company agrees to indemnify and hold harmless the Investors and their Affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisers and agents (collectively, the “Indemnified Persons”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Indemnified Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under this Agreement and will reimburse any such Indemnified Person for all such amounts as they are incurred by such Indemnified Person solely to the extent such amounts have been finally judicially determined not to have resulted from such Indemnified Person’s fraud or willful misconduct.
(b)
Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the indemnified party in respect of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, the indemnified party. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

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5.6
Legends; Removal of Legend:
(a)
The Investors understand that the book-entry account evidencing the Notes may bear one or all of the following legends (or substantially similar legends):

THE SECURITIES REPRESENTED HEREBY AND THE SHARES OF COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”),

OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES

AND THE SHARES OF COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND

RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED

UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO

REGISTRATION OR EXEMPTION THEREFROM.

(b)
The legend described in Section 5.6(a) of this Agreement shall be removed and the Company shall promptly (and in any event within two (2) trading days) issue a certificate free from all restrictive and other legends to each holder, if (i) such security is registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with customary representations and the Company provides the transfer agent an opinion of counsel to the effect that such sale, assignment or transfer of the security may be made without registration under the applicable requirements of the Securities Act, or (iii) the security can be sold, assigned or transferred pursuant to Rule 144.

Subject to receipt by the Company of customary representations and other documentation reasonably acceptable to the Company in connection therewith (which shall not include a legal opinion), upon the earlier of such time as the Notes or the Conversion Shares, as applicable, (i) have been sold or transferred pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision (without the requirement for the Company to comply with the current public information obligations of Rule 144(c)), the Company shall within one (1) trading day of any request therefor from a Investor accompanied by such customary and reasonably acceptable documentation referred to above, instruct its transfer agent to the effect the removal of such legends.

The Company shall be responsible for the fees of its transfer agent associated with such issuance, including any other costs related to the Company’s obligations under this Section 5.5(b), provided that, for the avoidance of doubt, each holder shall be responsible for its fees associated with such issuance, including the preparation of any documents or certificates (including outside counsel fees).

5.7
Pre-Closing Conduct. Prior to Closing, the Company and its Subsidiaries shall not announce or close any transactions or announce any changes to their business that would reasonably be expected (when announced or disclosed) to materially affect the trading market price of the Common Stock, other than as may be described or disclosed in an appropriate filing with the SEC.

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6.
Conditions of Closing
6.1
Conditions to the Obligation of the Investors. The several obligations of the Investors to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Notes being purchased by it at the Closing pursuant to this Agreement, are subject to the satisfaction or waiver in writing of the following conditions precedent:
(a)
Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects, except for those representation and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects, as of the date of this Agreement and as of the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects as of such earlier date.
(b)
Performance. The Company shall have performed in all material respects the obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.
(c)
No Injunction. The purchase of and payment for the Notes by the Investors shall not be prohibited or enjoined by any law or governmental or court order or regulation and no such prohibition shall have been threatened in writing. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental entity, shall have been issued, and no action or proceeding shall have been instituted by any governmental entity, enjoining or preventing the consummation of the transactions contemplated hereby.
(d)
Consents. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Notes, all of which shall be in full force and effect.
(e)
Adverse Changes. Since the date of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.
(f)
Compliance Certificate. An authorized officer of the Company shall have delivered to the Investors at the Closing Date a certificate certifying that the conditions specified in Sections 6.1(a) (Representations and Warranties), 6.1(b) (Performance), 6.1(c) (No Injunction), 6.1(d) (Consents), 6.1(e) (Adverse Changes), and 6.1(i) (No Stop Order) of this Agreement have been fulfilled.
(g)
Secretary’s Certificate. The Secretary of the Company shall have delivered to the Investors at the Closing Date a certificate certifying (i) the Restated Certificate of Incorporation; (ii) the Amended and Restated Bylaws; and (iii) resolutions of the Company’s Board of Directors (or an authorized committee thereof) approving this Agreement, , the transactions contemplated by this Agreement and the issuance of the Notes.

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(h)
No Stop Order. No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock. The Common Stock is listed on a National Exchange and has not been suspended, as of the date hereof, by the SEC or the National Exchange from trading thereon nor has suspension by the SEC or the National Exchange been threatened, as of the date hereof, in writing by the SEC or the National Exchange.
(i)
Payment. The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Notes being purchased by the Investors at the Closing as set forth in Exhibit A.
6.2
Conditions to the Obligation of the Company. The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to the Investors the Notes to be purchased by it at the Closing pursuant to this Agreement, is subject to the satisfaction or waiver in writing of the following conditions precedent:
(a)
Representations and Warranties. The representations and warranties of the Investors in Section 4 hereto shall be true and correct on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date and consummation of the Closing shall constitute a reaffirmation by the Investors of each of the representations, warranties, covenants and agreements of the Investors contained in this Agreement as of the Closing Date.
(b)
Performance. The Investors shall have performed or complied with in all material respects all obligations and conditions herein required to be performed or observed by such Investor on or prior to the Closing Date.
(c)
Injunction. The purchase of and payment for the Notes by the Investors shall not be prohibited or enjoined by any law or governmental or court order or regulation.
(d)
Payment. The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Notes being purchased by the Investors at the Closing as set forth in Exhibit A.
7.
Termination.
7.1
Termination. The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:
(i)
Upon the mutual written consent of the Company and the Investors that agreed to purchase a majority of the Notes prior to the Closing;
(ii)
By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;
(iii)
By the Investors if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by such Investor; or

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(iv)
By either the Company or the Investors if the Closing has not occurred on or prior to the fifth Business Day following the date of this Agreement;

provided, however, that, in the case of clauses (ii) and (iii) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

7.2
Notice. In the event of termination by either party of its obligations to effect the Closing pursuant to Section 7.1, written notice thereof shall be given to the other party. Nothing in this Section 7 shall be deemed to release any party from any liability for any breach by such party of the other terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its other obligations under the this Agreement.
8.
Miscellaneous Provisions.
8.1
Public Statements or Releases. Except as set forth in Section 5.3, neither the Company nor the Investors shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, and subject to compliance with Section 5.3, nothing in this Section 8.1 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law, including applicable securities laws, or under the rules of any national securities exchange or securities market, in which case the Company shall allow the Investors reasonable time to comment on such release or announcement in advance of such issuance or filing, and the Company will consider in good faith any Investor comments. The Company shall not include the name of the Investors in any press release or public announcement (which, for the avoidance of doubt, shall not include any filing with the SEC) without the prior written consent of the Investors, except as otherwise required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company shall allow the Investors, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding anything to the contrary in this Section 8.1, Investor review shall not be required for Company disclosures that are substantially consistent with prior Company disclosures.
8.2
Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) three (3) days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:
(a)
If to the Company, addressed as follows:

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c/o Vroom, Inc.

4700 Mercantile Dr.

Fort Worth, TX 76137

Attention: Chief Legal Officer

Email: legal@vroom.com

with a copy (which shall not constitute notice):

c/o Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attention: Ian Schuman; John Slater

Email: ian.schuman@lw.com; john.slater@lw.com

(b)
If to the Investors, at the address or e-mail address set forth on Schedule I, or such address as subsequently modified by written notice given in accordance with this Section 8.2.

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

8.3
Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.
8.4
Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury.
(a)
This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction, except to the extent that mandatory principles of Delaware law may apply.
(b)
The Company and the Investors hereby irrevocably and unconditionally:
(i)
submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the general jurisdiction of the any state court or United States Federal court sitting in the Borough of Manhattan, City of New York in the State of New York;
(ii)
consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

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(iii)
agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 8.2 or at such other address of which the other party shall have been notified pursuant thereto;
(iv)
agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;
(v)
agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment; provided, that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;
(vi)
agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and
(vii)
irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.
8.5
Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.
8.6
Expenses. Except as expressly set forth in this Agreement to the contrary, each party shall pay its own out-of-pocket fees and expenses, including the fees and expenses of attorneys, accountants and consultants employed by such party, incurred in connection with the proposed investment in the Notes and the consummation of the transactions contemplated thereby; provided, that the Company shall pay all fees, stamp taxes and other taxes (other than income taxes) and duties levied in connection with the delivery of any Notes to the Investors. The Company shall reimburse all of the reasonable and documented legal fees of the Investors at the Closing.
8.7
Assignment. Neither party may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company, in the case of the Investors, and (y) the Investors, in the case of the Company; provided, that the Investors may, without the prior consent of the Company, assign its rights to purchase the Notes hereunder to any of its affiliates or to any other investment funds or accounts managed or advised by the investment manager who acts on behalf of the Investors (provided, each such assignee agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 4). In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically

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assume and be bound by the provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement.
8.8
Confidential Information.
(a)
The Investors covenant that until such time as the transactions contemplated by this Agreement and any material non-public information provided to the Investors is publicly disclosed by the Company, the Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than to such Investor’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.
(b)
The Company may request from the Investors such reasonable and customary additional information as the Company may deem necessary to evaluate the eligibility of the Investors to acquire the Notes, and the Investors shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that, the Company agrees to keep any such information provided by the Investor confidential, except (i) as required by the federal securities laws, rules or regulations and (ii) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of Nasdaq. The Investors acknowledge that the Company may file a copy of this Agreement with the SEC as exhibit to a current report, a periodic report or a registration statement of the Company.
8.9
Third Parties. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, the Indemnified Persons are intended third-party beneficiaries of Section 5.5.
8.10
Independent Nature of Investors’ Obligations and Right. Nothing contained herein, and no action taken by the Investors pursuant hereto, shall be deemed to constitute the Investors as, and the Company acknowledges that the Investors does not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor is in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement. The Company acknowledges and the Investors confirm that he has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Investors also acknowledge that Latham & Watkins LLP has not rendered legal

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advice to such Investors in connection with this offering. The Investors shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement.
8.11
Headings. The titles, subtitles and headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
8.12
Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided, that a facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.
8.13
Entire Agreement; Amendments. This Agreement (including all schedules and exhibits hereto), together with any side letter agreements with the Investors, constitute the entire agreement between the parties hereto respecting the subject matter of this Agreement and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter of this Agreement, whether written or oral. No amendment, modification, alteration, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Investors of at least a majority in interest of the Notes then held by the Investors; provided, that prior to the Closing the consent of the Investors shall be required. Notwithstanding the foregoing, this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to the Investors without the written consent of such Investor. The Company, on the one hand, and the Investors, on the other hand, may by an instrument signed in writing by such parties waive the performance, compliance or satisfaction by such Investor or the Company, respectively, with any term or provision of this Agreement or any condition hereto to be performed, complied with or satisfied by such Investor or the Company, respectively.
8.14
Survival. The covenants, representations and warranties made by each party hereto contained in this Agreement shall survive the Closing and the delivery of the Notes in accordance with their respective terms. The Investors shall be responsible only for their own representations, warranties, agreements and covenants hereunder.
8.15
Contract Interpretation. This Agreement is the joint product of the Investors and the Company and each provision of this Agreement has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.
8.16
Arm’s Length Negotiations. For the avoidance of doubt, the parties acknowledge and confirm that the terms and conditions of the Notes were determined as a result of arm’s-length negotiations.

[Remainder of Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

VROOM, INC.

By: /s/ Jonathan Sandison_______
Name: Jonathan Sandison
Title: Chief Financial Officer

[Signature Page to Note Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Name of Investor: Robert J. Mylod Jr.

Signature of Authorized Signatory: /s/ Robert J. Mylod Jr.

Name of Authorized Signatory: Robert J. Mylod Jr.

[Signature Page to Note Purchase Agreement]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Name of Investor: Annox Capital, LLC

Signature of Authorized Signatory: /s/ Robert J. Mylod Jr.

Name of Authorized Signatory: Robert J. Mylod, Jr., as the Managing Member

[Signature Page to Note Purchase Agreement]

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SCHEDULE I

INVESTORS

Name and Address and Notice Details	Aggregate Original Principal Amount of Notes Purchased	Aggregate Purchase Price
Annox Capital, LLC, 480 Pierce St., Ste. 240, Birmingham, MI. 48009	5,000,000	$5,000,000
Robert J. Mylod, Jr. 480 Pierce St., Ste. 240, Birmingham, MI. 48009	5,000,000	$5,000,000

TOTAL:	10,000,000	$10,000,000

I-1

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EXHIBIT A

Notes

A-1

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